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                                                                   EXHIBIT 10.43
                             DATED 10 NOVEMBER 1999





                              ACQUISITION AGREEMENT

                                     BETWEEN



                     (1) THE SELLING MANAGEMENT SHAREHOLDERS

                        (2) ABERDEEN ASSET MANAGEMENT PLC

                     (3) THE STANDARD LIFE ASSURANCE COMPANY

                   (4) THE NON-SELLING MANAGEMENT SHAREHOLDER

                    (5) LOMBARD INTERNATIONAL ASSURANCE S.A.

                                       AND

                              (6) PM HOLDINGS, INC.





                         LEBOEUF, LAMB, GREENE & MACRAE
                               No 1 Minster Court
                                  Mincing Lane
                                     London
                                    EC3R 7YL


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                                TABLE OF CONTENTS


1       INTERPRETATION........................................................2

2       SALE AND PURCHASE.....................................................4

3       CONSIDERATION.........................................................5

4       COMPLETION............................................................5

5       WARRANTIES AND UNDERTAKINGS...........................................6

6       SET-OFF...............................................................9

7       ANNOUNCEMENTS.........................................................9

8       ASSIGNMENT AND TRANSFER...............................................9

9       GENERAL...............................................................9

10      COSTS................................................................10

11      ENTIRE AGREEMENT AND VARIATIONS......................................10

12      GOVERNING LAW AND JURISDICTION.......................................10

13      NOTICES..............................................................11

SCHEDULE 1

        PART 1
        SELLING MANAGEMENT SHAREHOLDERS......................................13

        PART 2
        NON-SELLING MANAGEMENT SHAREHOLDER...................................13

        PART 3
        FORM OF THE SHARE TRANSFER AGREEMENT.................................14

SCHEDULE 2...................................................................16

        TAXATION AND CORPORATE WARRANTIES....................................16

SCHEDULE 3

        DECLARATION..........................................................23


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SCHEDULE 4

        LIABILITIES UNDER THE WARRANTIES.....................................24



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THIS AGREEMENT is dated 10 November 1999

BETWEEN:

(1) THE PERSONS whose names and addresses are listed in Part 1 of Schedule 1 (together the "SELLING MANAGEMENT SHAREHOLDERS" and individually a "SELLING MANAGEMENT SHAREHOLDER");

(2) ABERDEEN ASSET MANAGEMENT PLC, a company incorporated in Scotland and having its registered office at One Albyn Place, Aberdeen ABIO IYG, Scotland ("ABTRUST");

(3) THE STANDARD LIFE ASSURANCE COMPANY, having its head office at Standard Life House, 30 Lothian Road, Edinburgh EF.11 2DH ("STANDARD LIFE");

(4) THE PERSON whose name and address is listed in Part 2 of Schedule 1 (the "NON-SELLING MANAGEMENT SHAREHOLDER");

(5) LOMBARD INTERNATIONAL ASSURANCE S.A., a company organised under the laws of Luxembourg and having its registered office at Airport Centre, 2 Route de Treves, Senningerberg, L-2633 ("THE COMPANY"); and

(6) PM HOLDINGS, INC. a corporation organised in the United States of America under the laws of the State of Connecticut and having its executive offices at One American Row, Hartford, CT 06102 5056 ("THE PURCHASER").


WHEREAS:

(A) The Company was incorporated in Luxembourg on 16 July 1991 as a Societe Anonyme and has at the date hereof an authorised share capital of Pound Sterling 1,500,000 divided into 1,375,000 Ordinary Shares of Pound Sterling l each, 50,000 Convertible Ordinary Shares of Pound Sterling l each and 75,000 Convertible Preference Shares of Pound Sterling 1 each. The Selling Management Shareholders are the legal and beneficial owners of 265,000 issued Ordinary Shares of Pound Sterling 1 each in the capital of the Company in registered form.

(B) The Non-Selling Management Shareholder is the legal and beneficial owner of 10,000 Ordinary Shares of Pound Sterling 1 each in the capital of the Company in registered form.

(C) The Selling Management Shareholders have agreed to sell and the Purchaser has agreed to purchase 150,000 Ordinary Shares of Pound Sterling 1 each in the capital of the Company in registered form on the terms and conditions hereinafter set out. The figure of 150,000 Ordinary Shares is taken to represent 12% of the issued share capital of the Company on a fully diluted basis following Determination (as defined in the Shareholder Agreement).


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IT IS AGREED as follows:-

1       INTERPRETATION

1.1 In this Agreement the following expressions shall, unless otherwise specified or the context otherwise requires, have the meanings set opposite them respectively:-

        "Assessor of
        Income Tax"             means the Luxembourg Assessor of Income Tax;

        "Board" the board of directors of the Company as duly convened and constituted from time to time;

        "Business Day"          a day when banks in England, Luxembourg,
                                Scotland and the United States of America are all open for all normal banking business;

        "Companies Act"         means the Luxembourg law of August 10, 1915 on
                                commercial companies, as amended;

        "Completion"            completion of the sale and purchase of the Sale
                                Shares by virtue of the performance by each of the parties to this Agreement of their obligations assumed by them respectively under Clause 4;

        "Completion Date"       the day on which Completion takes place being in
                                accordance with the provisions of Clause 4;

        "Consideration"         the consideration for the Sale Shares payable
                                pursuant to Clause 3;

        "Disclosure Letter"     the letter of even date herewith from the
                                Company to the Purchaser relating to the Warranties set out in Schedule 2;

        "Last Accounts
        Date" means 31 December 1998 (being the date to which the Principal Accounts have been prepared);

        "Lien" any pledge, warrant, option, lien, charge, security, encumbrance or equity or the equivalent thereof in any jurisdiction;

        "Principal
        Accounts"               means the audited balance sheet as at the Last
                                Accounts Date and audited profit and loss account for the year ended on the Last Accounts
                                Date of the Company, including the directors' report thereon, the notes thereto and the report of the independent auditor;

        "Purchaser's
        Solicitors"             LeBoeuf, Lamb, Greene & MacRae, No 1 Minster
                                Court, Mincing Lane, London EC3R 7YL, England;

        "Sale Shares"           150,000 Ordinary Shares of Pound Sterling l each
                                in issue in the capital of the Company;

        "Selling Management
        Shareholders'
        Solicitors"             SJ Berwin & Co, 222 Grays Inn Road, London WClX
                                8HB, England;

        "Shareholder
        Agreement"              the shareholder agreement relating to the
                                Company of even date herewith and entered into between the parties hereto other than certain of the Selling Management Shareholders;

        "Statute"               means any directive, statute, enactment, law or
                                regulation wheresoever enacted or issued, coming into force or entered into and shall include orders, regulations, instruments, or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same;

        "Subscription and
        Shareholder
        Agreement"              the subscription and shareholder agreement
                                relating to the Company dated 26 July 1991 and entered into between inter alios certain of the parties hereto as amended by three supplemental deeds and seven deeds of adherence;

        "Taxation"
        or "Tax"                means:-

                                (a)     all forms of taxation including and
                                        without any limitation any charge, tax,
                                        duty, levy, impost, withholding or
                                        liability wherever chargeable imposed
                                        for support of national, state, federal, municipal or local government or any other person and whether of Luxembourg or any other jurisdiction; and

                                (b) any penalty, fine, surcharge, interest charges or costs payable in connection with any taxation within (a) above;

        "Taxation
        Authority"              means the Assessor of Income Tax and any other
                                governmental, or other authority whatsoever competent to impose any Taxation whether in Luxembourg or elsewhere; and

        "Taxation Statute"      means any Statute providing for or imposing any
                                Taxation.

1.2 In this Agreement, unless otherwise specified or the context otherwise requires:-

        1.2.1 reference to clauses and schedules are to Clauses of and Schedules to this Agreement;

        1.2.2 words importing the whole shall be treated as including a reference to any part thereof; and

        1.2.3 words and expressions defined in the United Kingdom Companies Act 1985 shall have the same meaning herein as therein.

1.3 In this Agreement the headings to Clauses are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

2       SALE AND PURCHASE

2.1 With effect from Completion the Selling Management Shareholders shall sell and the Purchaser shall purchase the number of Sale Shares set out below:-

        Onslow Limited:                     55,000 shares

        Joachim Hettich:                    25,000 shares

        Ostrander Corporation:              27,500 shares

        Graham Shore:                        8,750 shares

        Kyle-Stone Holdings S.A.:           33,750 shares

2.2 Each of the Selling Management Shareholders, the Non-Selling Management Shareholder, Abtrust and Standard Life hereby waives any pre-emption rights which may exist in relation to the Sale Shares pursuant to the Articles of Incorporation of the Company, the Subscription and Shareholder Agreement or otherwise.

3       CONSIDERATION

        The consideration at Completion payable for the Sale Shares shall be, in aggregate, Pound Sterling 18,000,000 (eighteen million pounds Sterling) (the "Consideration").


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4       COMPLETION

4.1 At Completion each of the Selling Management Shareholders shall deliver to the Purchaser's Solicitors on behalf of the Purchaser (or procure delivery of):-

        4.1.1   a duly executed Share Transfer Agreement in the form set out in
                Part 3 of Schedule 1 hereto in respect of the number of Sale Shares set against their name in Clause 2.1 in favour of the Purchaser;

        4.1.2 any Power of Attorney under which this Agreement or any document referred to herein or executed in pursuance hereof is executed on behalf of such Selling Management Shareholder and/or such other evidence as may be reasonably necessary to demonstrate the authority of any person executing on behalf of the relevant Selling Management Shareholder; and

        4.1.3 in respect of Kyle-Stone Holdings S.A. a duly executed declaration as set out in Part B of Schedule 3 hereto.

4.2 At Completion the Company shall deliver to the Purchaser's Solicitors on behalf of the Purchaser:-

        4.2.1 a duly certified copy of a unanimous resolution of a duly authorised committee of the Board approving the transfers referred to herein, authorising the execution of the Share Transfer Agreements to which the Purchaser and the Selling Management Shareholders are also parties in the form set out in
                Part 3 of Schedule 1 hereto, directing that the Purchaser shall be entered in the Company's Register of Shareholders in respect of the Sale Shares and confirming that an entry shall be made against Kyle-Stone Holdings S.A. in the register of members in favour of the Purchaser pursuant to Clause 5.11 of the Shareholder Agreement;

        4.2.2 the duly executed declaration set out in Part A of Schedule 3 hereto;

        4.2.3 the duly executed Share Transfer Agreements referred to in Clause 4.1.1 above;

        4.2.4 an opinion from Elvinger Dessoy de Fierlant, Luxembourg, counsel to the Company, in a form satisfactory to the Purchaser confirming, inter alia, that the Company's shares are in registered form, that no Liens have been registered against the Sale Shares and that the Purchaser would therefore take free of any such claim in respect of any Lien if it existed but was not registered;

        4.2.5 in respect of the Selling Management Shareholders which are corporations, opinion letters relating to the capacity of such corporations to enter into this Agreement and be bound by its terms and provisions, in a form satisfactory to the Purchaser from:

                (a)     Ogier & Le Masurier, in respect of Onslow Limited;
                (b) Dancia Penn & Co, in respect of Ostrander Corporation Limited; and
                (c) Elvinger, Hoss & Pruseen, in respect of Kyle-Stone Holdings S.A.; and


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        4.2.6   a certified copy of the register of shareholders of the Company.

4.3 At Completion, each of the Company, Abtrust, Standard Life, the Non-Selling Management Shareholder and those Selling Management Shareholders who is/are a party thereto shall duly execute and deliver to the Selling Management Shareholders' Solicitors the Shareholder Agreement.

4.4 In addition, all parties hereto except Joachim Hettich and Onslow Limited agree that the documents annexed to this Agreement relating to the establishment of Insurance Development Holding A.G. are in substantially the agreed form and undertake to execute all such documents with such amendments and modifications as such parties may consider appropriate within thirty (30) days of Completion.

4.5 Completion of the purchase by the Purchaser of the Sale Shares shall be conditional and dependent upon completion of all the sales and purchases as referred to herein.

4.6 When the provisions of Clauses 4.1, 4.2 and 4.3 above have been complied with, the Purchaser shall procure the delivery to the Selling Management Shareholders' Solicitors for the account of the Selling Management Shareholders of a CHAPS transfer for the Consideration in favour of the Selling Management Shareholders' Solicitors who are authorised by the Selling Management Shareholders to receive payment of the Consideration on their behalf and whose receipt shall be sufficient discharge of the Purchaser's obligations and the Purchaser shall be unconcerned as to the division of the Consideration as amongst the Selling Management Shareholders.

4.7 Within five (5) Business Days of Completion, the Company undertakes to provide to the Purchaser a certified copy of the register of shareholders, of the Company confirming that the Purchaser's name has been entered thereon in respect of the Sale Shares.

5       WARRANTIES AND UNDERTAKINGS

5.1 Each of the Selling Management Shareholders severally warrants, represents and undertakes to the Purchaser that as of the date hereof:-

        5.1.1 he has full power and authority to enter into and perform this Agreement and this Agreement when executed will constitute a valid, binding and enforceable obligation on such Selling Management Shareholder;

        5.1.2 he is entitled to sell and transfer to the Purchaser, on the terms of this Agreement without the consent of any third party, the unencumbered legal and beneficial ownership of his Sale Shares free from any Lien;

        5.1.3 there is no outstanding indebtedness of such Selling Management Shareholder to the Company and there is no outstanding indebtedness of the Company to such Selling Management Shareholder, apart from remuneration accrued and expenses incurred by such Selling Management Shareholder on behalf of the Company (such amount of remuneration and accrued expenses not exceeding in aggregate Pound Sterling 500,000); and

        5.1.4 there is not, nor is there any agreement or arrangement to create, any Lien under the laws of Luxembourg or any other jurisdiction on, over or affecting any of the Sale Shares held by such Selling Management Shareholder and no person is entitled to claim any of the foregoing.

5.2 In consideration of the Purchaser entering into this Agreement and agreeing to make payments to the Company in accordance with the provisions of Clause 5.10 of and Part A of Schedule 5 to the Shareholder Agreement, the Company and (to the extent specified in Schedule 4) certain of the Selling Management Shareholders warrant, represent and undertake that the warranties set out in Schedule 2 are true, accurate and not misleading as of the date hereof subject to disclosures made in the Disclosure Letter of even date herewith. The warranties given by the Selling Management Shareholders and set out in Clause 5.1 and the warranties given by the Company and set out in Schedule 2 are hereinafter sometimes referred to collectively as "the Warranties".

5.3 Each of the Warranties shall be separate and severable and shall not be limited by reference to or inference from any other Warranty.

5.4 Each Selling Management Shareholder and the Company acknowledges that the Purchaser is entering into this Agreement in reliance upon the Warranties given by him or it, all of which have been made and/or given with the intention of inducing the Purchaser to enter into this Agreement.

5.5 The liability of each Selling Management Shareholder under Clause 5.1 shall be limited to the amount received by him for the sale of his Sale Shares and such amounts received by each Selling Management Shareholder shall not be deemed to be reduced by any Tax paid thereon as a consequence of the transfer of such, Sale Shares pursuant to this Agreement.

5.6 The Company and each of the Selling Management Shareholders undertakes that, should any of them become aware of any circumstances giving or likely to give rise to a claim for breach of a Warranty given by it or him, it or he will notify the Purchaser as soon as practicable after becoming so aware.

5.7 The aggregate liability of the Company and the Co-Warrantors (as defined in Schedule 4) pursuant to Clause 5.2 shall not exceed Pound
        Sterling 18,000,000.

5.8 No claim may be made against the Company or the Co-Warrantors (as defined in Schedule 4 to this Agreement) pursuant to this Clause 5:

        (a) unless notice of such claim is served on the Company and the Co-Warrantors in writing specifying in reasonable detail the nature of such claim and the amount claimed before:

        (i)     in respect of all Warranties relating to taxation, six years;
                and

        (ii)    otherwise, two years;

                from the Completion Date;


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        (b)     unless such notice is served as soon as reasonably practicable, and in any event within sixty (60) days, of the Purchaser or any of its officers receiving actual knowledge thereof;

        (c) unless notice of such claim is served on the Company and the Co-Warrantors in accordance with this Clause 5.8 and within twelve (12) months thereafter legal proceedings in respect of such claim shall have been issued and served upon the Company or the Co-Warrantors or the Purchaser and the Company or the Co-Warrantors have agreed to settle such claim; or

        (d) which arises from a breach which is capable of remedy unless and until the Company is given notice of such breach and such breach is not remedied within thirty (30) days of the date upon which notice is received.

5.9 The service of a notice of claim on the Company pursuant to Clause 5.8 shall result in the suspension of the requirement to issue and serve legal proceedings in respect of the underlying cause of action referred to in Clause 5.8(c). Provided that the requirements of Clause 5.8 have been met, no delay resulting from implementation by the Purchaser of the set-off against the Contingent Deferred Payments, as permitted by paragraph 3 and required by paragraph 4 of Schedule 4, shall give rise to a defence against the Purchaser's subsequent attempts under paragraphs 5 or 6 of Schedule 4 to collect the balance owed with respect to any claim.

5.10 Once notice of a claim has been served on or brought against the Company, the Company shall not distribute any Contingent Deferred Payments then or thereafter in its possession or under its control until such claim has been paid in full or withdrawn. The foregoing notwithstanding, the Company may distribute that portion, if any, of the Contingent Deferred Payments which exceed the sum of the Determined Amount (as defined in Schedule 4) plus interest thereon and costs of collection as provided by paragraph 7 of Schedule 4.

5.11 The limitations contained in Clauses 5.5, 5.7 and 5.8 shall not apply where there has been fraud or deceit or wilful non-disclosure on the part of (as the case may be) the relevant Selling Management Shareholder or the Company.

6       SET-OFF

        The mechanism under which the Purchaser will off-set such amounts owed to it in respect of any breach of the Warranties is as set out in
        Schedule 4 to this Agreement.

7.      ANNOUNCEMENTS

        Except as otherwise permitted by the Shareholder Agreement no party to this Agreement shall make or permit any person connected with it or them to make any media announcement or issue any press or media statement or press or media release with respect to this Agreement or any matter contained herein or ancillary hereto without obtaining the prior written agreement of the others to the contents thereof, such agreement not to be unreasonably withheld or delayed.

8       ASSIGNMENT AND TRANSFER

        The benefit of this Agreement may be assigned by the Purchaser to any company of which it is a subsidiary or to any other company which is its subsidiary or a subsidiary of its holding company (the "Purchaser's Group") provided that any such assignment shall cease to be effective on any such assignee ceasing to be a member of the Purchaser's Group. In addition, the Purchaser shall have the right to assign the benefit of the provisions of Clause 6 of this Agreement to a purchaser of any or all of the Sale Shares. Any such assignment shall be notified to the Company, and shall not take effect until the assignee has entered into a Deed of Adherence in accordance with the Shareholder Agreement. No other party shall be entitled without the prior written consent of the other parties to this Agreement to assign or transfer either the benefit or burden of this Agreement or any right and/or obligation under this Agreement.

9       GENERAL

9.1 Each of the Selling Management Shareholders and the Non-Selling Management Shareholders undertakes to the Purchaser that he shall from time to time after Completion execute such further documents and do such further acts and things as the Purchaser may reasonably require for the purposes of vesting in it the respective purchases of the Sale Shares and the full benefit of this Agreement.

9.2 If any provision of this Agreement shall to any extent be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and each of the provisions of this Agreement shall be valid, legal and enforceable to the fullest extent permitted by any applicable law.

9.3 The rights of the Purchaser in respect of a breach of any provision of this Agreement shall not be affected by Completion nor by the giving of any time or other indulgence to any Selling Management Shareholder nor by any cause except a specific waiver or release by the Purchaser in writing.

9.4 The rights and remedies of the Purchaser under this Agreement are cumulative and not exclusive of each other or of any other right or remedy.

9.5 This Agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

10      COSTS

        Except for the legal fees of the Selling Management Shareholders' Solicitors which shall be borne by the Selling Management Shareholders and the Company jointly and those of Abtrust and the Standard Life which shall be borne by the Company, the other parties hereto shall each pay their own costs and expenses in connection with the preparation, execution and carrying into effect of this Agreement.

11      ENTIRE AGREEMENT AND VARIATIONS

11.1 This Agreement and the documents referred to herein constitute the whole agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede any previous agreement, arrangement or understanding between the parties in relation thereto. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement.

11.2 Each of the parties acknowledges that it has not entered into this Agreement in reliance on any statement or representation, whether or not made by any other party, except insofar as the same has been incorporated into this Agreement, including the Schedules hereto, and the Shareholder Agreement.

11.3 No variations to this Agreement shall be effective unless made in writing and duly executed by each of the parties hereto.


12      GOVERNING LAW AND JURISDICTION

12.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales and may be executed in any number of counterparts.

12.2 Each of the parties hereto irrevocably agrees that the High Court of Justice in England and Wales is to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and thus any proceedings may be brought in such Court and each of the parties hereby submit to such jurisdiction in respect of any rights, pleas or claims arising hereunder. Without prejudice to the foregoing execution of this Agreement by the parties hereto, Kyle-Stone Holdings S.A. and the Company expressly and specifically confirm their agreement with the provisions of this Clause 12.2 for the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters signed in Brussels on 27th September 1968.

12.3 For the benefit of the Purchaser, each of the Selling Management Shareholders hereby irrevocably agrees to appoint the Selling Management Shareholders' Solicitors as agent for service of process, to act as their authorised agent and to receive service of process in England for the purposes of any legal actions or proceedings brought by the Purchaser in respect of this Agreement. Any such process shall be addressed by name to Mr. Philip Goldenberg and to the Senior Partner of S J Berwin & Co for the time being.

13      NOTICES

        Any notice or other communication to be given by one party to another under or in connection with the matter contemplated by this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class pre-paid recorded delivery or registered post to the addresses given herein or such other addresses as may be specified for this purpose or by facsimile transmission and shall be deemed to have been received and served in the case of delivery by hand prior to 5:00 p.m. on a business day, when delivered, and in any other case on the business day following the day of delivery, or in the case of first class pre-paid recorded delivery or registered post or airmail postage prepaid on the second business day (and in the case of the Purchaser, the fifth business day) following the day of posting or in the case of facsimile transmission at the time of transmission.

FOR THE COMPANY:

Lombard International Assurance S.A.
Airport Centre
2 Route de Treves
Senningerberg
L-2633
Luxembourg

Attention:      Chief Executive

Fax:            00 352 346 190


FOR THE PURCHASER:

PM Holdings, Inc.
One American Row
Hartford
CT 06102 5056
Connecticut
USA

Attention:      General Counsel

Fax:            001 860 403 5182

FOR THE SELLING MANAGEMENT SHAREHOLDERS:

SJ Berwin & Co.
222 Grays Inn Road
London WC1X 8HB
England

Attention:      Mr. Philip Goldenberg

Fax:            0171 533 2000

Copy to:        The Senior Partner

IN WITNESS WHEREOF this Agreement has been executed as a deed on the day and year first above written.

Executed as a Deed by and on behalf of
Aberdeen Asset Management Plc

/s/ Martin J. Gilbert
------------------------------------
Martin J. Gilbert
Director

/s/ Andrew Arthur Laing
------------------------------------
Andrew Arthur Laing
Director/Secretary


Executed as a Deed by and on behalf of
The Standard Life Assurance Company

/s/ James Stretton
------------------------------------
James Stretton
Director

/s/ Peter W. Somerville
------------------------------------
Peter W. Somerville
Director/Secretary


Executed as a Deed by and on behalf of
Kyle Stone Holdings S.A.

/s/ J. K. Stone
------------------------------------
J. K. Stone
Director

/s/ R. Deed
------------------------------------
R. Deed
Director/Secretary


Executed as a Deed by and on behalf of
Lombard International Assurance S.A.

/s/ J. K. Stone
------------------------------------
J. K. Stone
Director

/s/ Martin Gilbert
------------------------------------
Martin Gilbert
Director/Secretary

Executed as a Deed by and on behalf of
PM Holdings, Inc.

/s/ Richard H. Booth
------------------------------------
Richard H. Booth
Vice President

/s/ Carole Masters
------------------------------------
Carole Masters
Director/Secretary


Executed as a Deed by and on behalf of
Onslow Limited

/s/ Angus Spencer-Nairn
------------------------------------
Angus Spencer-Nairn
Director

/s/ Mark Rabet
------------------------------------
Mark Rabet
Director/Secretary


Executed as a Deed by and on behalf of
Ostrander Corporation Limited

/s/ Victor Elvinger
------------------------------------
Victor Elvinger
Director

/s/ Catherine Dessoy
------------------------------------
Catherine Dessoy
Director/Secretary


Executed as a Deed by  ) /s/ R. Deed (under power of attorney)
Brain Mitchell in the  )
presence of:           ) /s/ J.F.X. Hettich


Name: Joacquim Franz Xavier Hettich

Address: 47 Gromscheed, L-1670 Senningerberg Luxembourg

Occupation: General Manager


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
Executed as a Deed by  ) /s/ Graham Shore
Graham Shore in the    )
presence of:           ) /s/ R. Deed


Name: Robert J.O. Deed

Address: 44 Rue de l'Eglise, L-7224 Walferdange, Luxembourg

Occupation: Company Secretary



Executed as a Deed by  ) /s/ J.F.X. Hettich
Joachim Hettich        )
presence of:           ) /s/ R. Deed

Name: Robert J.O. Deed

Address: 44 Rue de l"Eglise, L-7224 Walferdange, Luxembourg

Occupation: Company Secretary


                                       29